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                                                                    Exhibit 12.1

                                TEAM HEALTH, INC.
                    COMPUTATION OF EARNINGS TO FIXED CHARGES
                    ALL FIGURES $'000, EXCEPT COVERAGE RATIOS

                                                                                                                  THREE MONTHS ENDED
                                                                       YEAR ENDED DECEMBER 31,                         MARCH 31,
                                                        -----------------------------------------------------   --------------------
                                                          1999       2000       2001        2002       2003       2003        2004
                                                        --------   --------   --------    --------   --------   --------    --------
Earnings:
    Earnings (loss) before income taxes                 $  2,072   $ 22,597   $   (588)   $ 29,630   $ (4,221)  $ (38,450)  $     40
    Fixed charges                                         21,963     27,519     24,899      24,491     24,903       6,317      7,954
                                                        --------   --------   --------    --------   --------   ---------   --------

     Earnings (loss) before income taxes and
        fixed charges                                   $ 24,035   $ 50,116   $ 24,311    $ 54,121   $ 20,682     (32,133)     7,994
Fixed charges:
    Interest expense                                    $ 21,963   $ 27,519   $ 24,899    $ 24,491   $ 24,903       6,317      7,954

Ratio of earnings to fixed charges                           1.1        1.8        (a)         2.2        (a)         (a)        1.0

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(a)      Earnings for the years ended December 31, 2003 (Proforma), December 31,
         2003, and December 31, 2001 were inadequate to cover fixed charges with a deficiency of $4.2 million, and $588 thousand, respectively. For the three months ended March 31, 2003 earnings were insufficient to cover fixed charges by $38.5 million.